                                                                    Exhibit 10.2



                                TRUST AGREEMENT
                                      FOR
                           ALLIANT TECHSYSTEMS INC.
                     MANAGEMENT DEFERRED COMPENSATION PLAN



                          Effective September 1, 1999

                                TRUST AGREEMENT
                                      FOR
                           ALLIANT TECHSYSTEMS INC.
                     MANAGEMENT DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                            Page
SECTION 1.   DEFINITIONS..................................................    2

             1.1.   Beneficiary...........................................    2
             1.2.   Board of Directors....................................    2
             1.3.   Change of Control.....................................    2
             1.4.   Code..................................................    3
             1.5.   Committee.............................................    3
             1.6.   Effective Date........................................    3
             1.7.   ERISA.................................................    3
             1.8.   Funding Amount........................................    3
             1.9.   General Creditors.....................................    3
             1.10.  Insolvent.............................................    3
             1.11.  Investment Manager....................................    3
             1.12.  Participant...........................................    3
             1.13.  Plan Administrator....................................    3
             1.14.  Trust Agreement.......................................    3
             1.15.  Trust Fund............................................    4
             1.16.  Trustee...............................................    4
             1.17.  Valuation Date........................................    4

SECTION 2.   ESTABLISHMENT OF THE TRUST...................................    4

             2.1.   Trust.................................................    4
             2.2.   Description of Trust..................................    4
             2.3.   Irrevocability........................................    5
             2.4.   Acceptance by the Trustee.............................    5

SECTION 3.   CONTRIBUTIONS................................................    6

             3.1.   Trust Requirements....................................    6
             3.2.   Amounts Contributed to the Trust......................    6
             3.3.   Obligations of Trustee................................    6
             3.4.   Contributions.........................................    6
             3.5.   No Dilution of Trust..................................    6

SECTION 4.   ACCOUNTING AND ADMINISTRATION................................         7

             4.1.   Trustee Record Keeping................................         7
             4.2.   Alliant Record Keeping................................         7
             4.3.   Periodic Accounting...................................         7
             4.4.   Administrative Powers of Trustee......................         7

SECTION 5.   INVESTMENTS..................................................        10

             5.1.   Generally.............................................        10
             5.2.   Investment Powers of Trustee..........................        10
             5.3.   Investment Managers...................................        15
             5.4.   Single Fund...........................................        16

SECTION 6.   PAYMENTS FROM THE TRUST......................................        16

             6.1.   Obligation of Trustee to Make Payments to Participants        16
             6.2.   Obligation of Alliant to Make Payments to Participants        16
             6.3.   Authorization for Distributions.......................        16
             6.4.   Insufficient Trust Fund Assets........................        17
             6.5.   Payment to Alliant....................................        17
             6.6.   Withholding of Taxes..................................        17

SECTION 7.   PAYMENTS ON INSOLVENCY OF THE EMPLOYERS......................        18

             7.1.   No Security Interest..................................        18
             7.2.   Determination of Insolvency...........................        18
             7.3.   Payments When the Employers are Insolvent.............        19
             7.4.   Resumption of Duties after Insolvency.................        19

SECTION 8.   RESIGNATION OR REMOVAL OF TRUSTEE............................        20

             8.1.   Resignation or Removal of Trustee.....................        20
             8.2.   Successor Trustee.....................................        20
             8.3.   Duties of Retiring and Successor Trustees.............        21

SECTION 9.   AMENDMENT AND TERMINATION OF TRUST...........................        21

             9.1.   Amendment.............................................        21
             9.2.   Termination...........................................        22

SECTION 10.  GENERAL PROVISIONS...........................................   22

             10.1.   Coordination with Plan...............................   22
             10.2.   Litigation...........................................   22
             10.3.   Trustee's Action Conclusive..........................   22
             10.4.   No Guarantee or Responsibility.......................   23
             10.5.   Liabilities Mutually Exclusive.......................   23
             10.6.   Indemnification......................................   23
             10.7.   Expenses and Compensation............................   23
             10.8.   Notice...............................................   24
             10.9.   Anti-Assignment Clause...............................   24
             10.10.  True and Correct Document............................   24
             10.11.  Waiver of Notice.....................................   24
             10.12.  Counterparts.........................................   24
             10.13.  Gender and Number....................................   24
             10.14.  Successors...........................................   25
             10.15.  Severability.........................................   25
             10.16.  Applicable Law.......................................   25

EXHIBIT A -- ALLIANT TECHSYSTEMS INC. MANAGEMENT DEFERRED
             COMPENSATION PLAN............................................  A-1

                                TRUST AGREEMENT
                                      FOR
                           ALLIANT TECHSYSTEMS INC.
                     MANAGEMENT DEFERRED COMPENSATION PLAN


  THIS TRUST AGREEMENT is made this ____ day of _______________, 1999, by and between Alliant Techsystems Inc., a Delaware corporation ("Alliant"), and U.S. Bank National Association, a national banking association organized under the laws of the United States ("Trustee"), and any successor provided for in the Trust hereby evidenced, as Trustee.

     WITNESSETH THAT:

     WHEREAS, Alliant and certain affiliated business organizations (together, the "Employers") have established and maintain the Alliant Techsystems Inc. Management Deferred Compensation Plan (hereinafter referred to as the "Plan"), an unfunded deferred compensation plan, a copy of which is attached hereto as Exhibit A, for the benefit of certain highly paid or management level employees; and

     WHEREAS, The Employers have incurred and expect to incur liabilities pursuant to the terms of the Plan and wish to establish an irrevocable trust (hereinafter referred to as the "Trust") and to contribute to such Trust assets that shall be held therein subject to the claims of the creditors of the Employers in the event the Employers become Insolvent, until paid to Plan Participants and their Beneficiaries in such manner and at such times as specified in the Plan or to be applied as otherwise provided for herein; and

     WHEREAS, It is the intention of the Employers that amounts contributed to the Trust and the earnings thereon shall be used, subject to the claims of the creditors of the Employers in the event the Employers become Insolvent, to provide the Employers with a source of funds to assist in satisfying the liabilities under the Plan, and, upon satisfaction of all liabilities of the Employers with respect to all Plan Participants (and their Beneficiaries, if applicable), or, if excess assets are held in the Trust as herein defined, the assets, if any, remaining in the Trust shall revert to Alliant; and

     WHEREAS, The Employers and the Trustee intend that the existence of the Trust shall not alter the characteristics of the Plan as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, and shall not be construed to provide income for Federal income tax purposes to a Plan Participant (or his or her Beneficiary) prior to the actual payment of benefits under the Plan; and

  WHEREAS, The Trustee has agreed to serve as trustee of such Trust.

     NOW, THEREFORE, In consideration of the mutual undertakings of Alliant and the Trustee, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

                                   SECTION 1

                                  DEFINITIONS

Unless the context requires otherwise, definitions as used herein shall have the same meaning as in the Plan when applied to said Plan.

1.1. Beneficiary -- shall mean the person or persons designated by a Participant or otherwise determined pursuant to the terms of the Plan.

1.2. Board of Directors -- the Board of Directors of Alliant or its successor. "Board of Directors" shall also mean and refer to any properly authorized committee of the Board of Directors.

1.3.  Change of Control -- shall mean the occurrence of any of the following:

      (a) The acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (excluding for this purpose, any employee benefit plan of Alliant or any of its "subsidiaries" which acquires beneficial ownership of voting securities of Alliant) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding shares of stock or the combined voting power of then outstanding voting securities of Alliant, in one transaction or a series of transactions; or

      (b) Individuals who, as of August 3, 1999, constituted the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director of Alliant subsequent to August 3, 1999, whose election, or nomination for election by the stockholders of Alliant, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of Alliant, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

      (c) (i) the occurrence of a merger, consolidation or reorganization of Alliant in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, controls 50% or more of the combined voting power of the continuing or surviving corporation; (ii) the occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of Alliant (at least 80%); or (iii) the adoption by Alliant of a plan for its liquidation or dissolution.

      (d) For purposes of this definition of "Change of Control," the term "subsidiary" shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by Alliant.

1.4.  Code -- shall mean the Internal Revenue Code of 1986, as amended.

1.5. Committee -- the Alliant Pension and Retirement Committee ("PRC") consisting of not less than three members who are officers of Alliant appointed by and serving at the pleasure of the Board of Directors.

1.6.  Effective Date -- shall mean September 1, 1999.

1.7. ERISA -- shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.8. Funding Amount -- shall mean the amount that is sufficient to pay each Plan Participant or his or her Beneficiary the benefits to which such Plan Participants or their Beneficiaries (excluding any supplemental death benefit under the second sentence of Section 7.4.2 of the Plan document) would be entitled pursuant to the terms of the Plan as of the date on which such amount is determined.

1.9. General Creditors -- shall mean the general unsecured creditors of the Employers.

1.10. Insolvent and Insolvency -- shall mean that Alliant or any participating Employer

      (a)      is unable to pay its debts as they become due; or

      (b) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

1.11. Investment Manager -- shall mean the investment manager or investment managers, as that term is defined under Section 3(38) of ERISA, appointed by the Committee to direct the investment of any part or all of the assets of the Trust Fund in accordance with Section 5.

1.12. Participant -- shall mean an individual who participates in the Plan pursuant to the terms of the Plan. Except after a Change of Control as provided in Section 3, the Board of Directors or the Chief Executive Officer of Alliant may (subject to the terms of the Plan) add or delete Participants.

1.13. Plan Administrator -- shall mean Alliant.

1.14. Trust Agreement -- shall mean this written instrument, which is intended to constitute an irrevocable, grantor trust, of which Alliant is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and shall be construed accordingly, as the same may be amended from time to time.

1.15. Trust Fund -- shall mean all sums of money and other property, all investments and reinvestments made therewith, or the proceeds thereof, and all investment earnings and profits thereon held by the Trustee under this Trust Agreement.

1.16. Trustee -- shall mean the trustee named herein, and any successor trustee appointed pursuant to Section 8.

1.17. Valuation Date -- shall mean (a) each Valuation Date under the Plan, (b) the date on which a Change of Control occurs, (c) the effective date of a Trustee's resignation or removal, (d) the date of termination of the Trust, and
(e) such other dates as Alliant and the Trustee may mutually determine.


                                   SECTION 2

                          ESTABLISHMENT OF THE TRUST

2.1. Trust. Alliant hereby establishes the Trust with the Trustee, which Trust shall consist of such sums of money and other property acceptable to the Trustee as from time to time have been and shall be paid or delivered by Alliant to the Trustee as provided herein. The Trust Fund shall be held in trust by the Trustee, and shall be dealt with in accordance with the provisions of this Trust Agreement.

2.2.  Description of Trust. Alliant represents and agrees that:

      (a) the Trust is intended to be a grantor trust, of which Alliant is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and shall be construed accordingly;

      (b) a true and correct copy of the Plan, as in effect on the Effective Date hereof, is attached hereto as Exhibit A, and Alliant shall file with the Trustee, promptly upon its adoption, a true and correct copy of each amendment to the Plan;

      (c) the Trust is intended to provide a source of funds to assist the Employers in meeting liabilities under the Plan as provided herein subject to the claims of General Creditors in the event of Insolvency, and subject to and in accordance with Section 6.5 hereof, the balance of the Trust Fund, if any, remaining after payment of the obligations of Alliant under the Plan will revert to Alliant in accordance with the Trust Agreement;

      (d) contributions by the Employers to the Trust which are made coincident with and subsequent to the Effective Date shall be in amounts determined under Section 3 hereof, and Alliant agrees that contributions will be made to the Trust as provided therein;

      (e) the principal of the Trust and any earnings thereon shall be held by the Trustee separate and apart from other funds of the Employers for the benefit of Plan Participants, their Beneficiaries and the General Creditors as herein set forth;

      (f) the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan;

      (g) Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, assets of the Trust, to the extent that any rights are created under the Plan and the Trust, any such rights shall be mere unsecured contractual rights of Participants and their Beneficiaries against the Employers under the Plan, and such Participants, or their Beneficiaries, shall have only the unsecured promise of the Employers that such payments will be made, any assets held by the Trust will be subject to the claims of General Creditors under federal and state law in the event of Insolvency, as defined herein, with no preference whatsoever given to claims of Participants or their Beneficiaries over claims of other general unsecured creditors of Alliant; and

      (h) to the extent the Plan is covered by ERISA, the Plan is a plan for a select group of management or highly compensated employees, and as such is exempt from the requirements of Parts 2, 3 and 4 of ERISA, and Alliant further represents that the Plan is not a qualified plan subject to the requirements of Section 401(a) of the Code and, therefore, is not subject to any requirements under the Code that are applicable to tax-qualified plans.

2.3. Irrevocability. The Trust shall be irrevocable from the Effective Date, and the assets of the Trust Fund shall be held in accordance with the provisions hereof for the purpose of providing assets to assist the Employers in meeting the obligations to Participants under the Plan and to satisfy the claims of General Creditors in the event of Insolvency, and defraying the expenses of the Trust. Except as otherwise provided herein and in the event of Insolvency, no part of the income or corpus of the Trust Fund shall be recoverable by or for the benefit of Alliant.

2.4. Acceptance by the Trustee. By executing this Trust Agreement, the Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

                                   SECTION 3

                                 CONTRIBUTIONS

3.1. Trust Requirements. The Trust is intended to constitute a valid trust under the law of the State of Minnesota.

3.2. Amounts Contributed to the Trust. The Trustee shall receive and hold as part of the Trust Fund such assets as may be transferred or contributed to it from time to time by the Employers pursuant to this Trust Agreement to assist in satisfying obligations to Participants pursuant to the terms of the Plan; provided, however, that the Employers shall contribute sufficient amounts so that assets of the Trust Fund shall be at least 90% of the Funding Amount as of the end of each Plan Year (as determined by the independent organization selected by Alliant to administer the Plan).

3.3. Obligations of Trustee. The Trustee shall not be responsible for the administration of the Plan, but shall only have the responsibility to hold, invest, reinvest, dispose of and administer the Trust Fund in accordance with this Trust Agreement as now in effect or hereafter amended.

3.4. Contributions. Alliant shall initially deposit with the Trustee in trust an amount determined by Alliant in its sole discretion, which amount shall become the principal of the Trust. Thereafter, the Employers in their sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan Participant or Beneficiary shall have any right to compel additional deposits. However, in the event of a Change of Control, Alliant shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, make an irrevocable contribution to the Trust of an amount equal to the Funding Amount (less Trust assets) as determined as of the date on which the Change of Control occurred. As of each Valuation Date following a Change of Control, and until the entire Trust Fund has been distributed, the independent public accountants for Alliant shall recalculate the Funding Amount. During the life of the Trust following a Change of Control but no later than thirty (30) days after the end of each calendar year, Alliant shall contribute to the Trust for each calendar year such amount as is necessary to cause the Trust assets to be equal to the Funding Amount determined as of the last day of such calendar year. The independent public accountants for Alliant shall provide the Trustee with written notice of the amount of the necessary contribution on or before the date such contribution is due to the Trust. Any such payments to the Trustee do not discharge or release the Employers of their obligations under the Plan or Section 6.2 hereof to pay benefits to Plan Participants or their Beneficiaries, and shall at all times be subject to the provisions of Section 7.

3.5.  No Dilution of Trust.

      (a) Participants Benefitting from Trust Frozen on Change of Control. As soon as administratively feasible following the end of each quarter of the Plan Year, the independent organization selected by Alliant to administer the Plan will provide to Alliant and to the Trustee a list of the then Participants (the "Participant List"). After a Change of Control, only the Participants (and their beneficiaries) who are listed on the latest Participant List so provided to the Trustee before the date of the Change of Control (the "Latest Participant List") shall be eligible for payments from the Trust Fund. Except as described in Section 3.5(b), The Trustee shall have no liability, responsibility or obligation with respect to any Participant who is not named in the Latest Participant List.

      (b) Exception for New Participants if Funding Added. Notwithstanding the foregoing, one or more Participants may be added to the Latest Participant List if: (a) Alliant delivers to the Trustee a determination by the independent public accountants of Alliant of a revised Funding Amount calculated based upon the Participants named in the Latest Participant List and the proposed additional Participants (the "New Funding Amount") and (b) the Employers deliver to the Trustee additional assets in an amount necessary to make the Trust assets equal to the New Funding Amount. If the Trustee determines that assets of the Trust Fund, including such additional assets, equal or exceed the New Funding Amount, the Trustee shall add such new Participants to the Latest Participant List.



                                   SECTION 4

                         ACCOUNTING AND ADMINISTRATION

4.1. Trustee Record Keeping. The Trustee shall keep or cause to be kept accurate and detailed records of all investments, receipts, disbursements, and all other transactions related to the Trust Fund made by the Trustee hereunder. All such records shall be open to inspection and audit at all reasonable times by any person designated by Alliant. All such records shall be preserved (in original form, or on microfilm, magnetic tape, or any other similar process) for such period as Alliant may determine and Trustee shall agree but such records shall be maintained and available for examination for a period of at least seven years, and the Trustee may only destroy such records after first notifying Alliant in writing of its intention to do so, and transferring to Alliant any of such records requested by Alliant.

4.2. Alliant Record Keeping. Alliant shall keep full, accurate, and detailed books and records with respect to the Participants and benefits paid and payable under the Plan, which records shall be made available to the Trustee at its request.

4.3. Periodic Accounting. Within sixty (60) days following a Valuation Date, the Trustee shall deliver to Alliant a written accounting, dated as of the Valuation Date, of its administration of the Trust Fund during the period from the most recent Valuation Date to the date of such current Valuation Date, which accounting shall be in accordance with the following provisions:

      (a) Such accounting shall set forth all investments, receipts, disbursements, and other transactions effected by the Trustee during the period from the most recent Valuation Date to the date of such current Valuation Date, including a description of all securities and investments purchased and sold, with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust Fund at the end of such year or other period, as the case may be. In making a valuation, all cash, securities or other property held in the Trust Fund shall be valued at their then fair market value and insurance policies shall be valued at net cash surrender value. The accounting shall be in a format as may be mutually agreed upon by the Trustee and Alliant.

      (b) If within ninety (90) days after the delivery of such written accounting, Alliant has not delivered to the Trustee notice of any objection to any act or transaction of the Trustee, the initial accounting shall become an account stated as between the Trustee and Alliant. If any objection has been delivered to the Trustee by Alliant, and if Alliant is satisfied that it should be withdrawn, Alliant shall signify its approval of the accounting in writing filed with the Trustee, and the accounting shall become an account stated as between the Trustee and Alliant. If the accounting is adjusted following an objection thereto, the Trustee shall file and deliver the adjusted accounting to Alliant. If within fifteen (15) days after such filing of an adjusted accounting, Alliant has not delivered to the Trustee notice of any objection to the transactions as so adjusted, the adjusted accounting shall become an account stated as between the Trustee and Alliant.

4.4. Administrative Powers of Trustee. Except to the extent that authority with respect to the administration of the Trust has been allocated to others in accordance with this Trust Agreement and subject to Sections 5 and 7, the Trustee shall have exclusive authority and discretion to manage and administer the Trust. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Alliant which is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement and is given in writing by Alliant. In the event of a dispute between Alliant and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute. The responsibility for maintenance of individual benefit records shall be retained by Alliant, and may be delegated to such person or entity as Alliant may employ from time to time. Except as otherwise provided herein, the Trustee shall have, without exclusion, all powers conferred on trustees by law and, without limiting the foregoing, shall have the following administrative powers, rights, and duties in addition to those provided elsewhere in this Trust
Agreement:

      (a) to manage, sell, insure, and otherwise deal with all assets held by the Trustee on such terms and conditions as the Trustee shall decide, provided, however, that if Alliant delivers written instructions to the Trustee prior to a Change of Control, the Trustee shall follow such instructions;

      (b) when directed by Alliant pursuant to Section 6, to make payments from the Trust Fund to Participants or Beneficiaries, and when required by Section 7 to distribute the Trust Fund pursuant to the provisions thereunder;

      (c) except as provided in Section 6 and Section 7, to waive, modify, reduce, compromise, release, contest, submit to arbitration, or settle or extend the time of payment of any claims, debts, damages, or demands of any nature in favor of or against the Trustee or all or any part of the Trust Fund;

      (d) to retain any disputed property until an appropriate final adjudication or release is obtained, and to represent the Trust in, or commence or defend, any litigation the Trustee considers in its discretion necessary in connection with the Trust Fund;

      (e) to withhold, prior to a Change of Control, if Alliant so directs, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld in accordance with Section 6.6;

      (f) to maintain records reflecting all receipts and payments under this Trust Agreement and such other records as Alliant may specify and to which the Trustee agrees, which records may be audited from time to time by Alliant or anyone named by Alliant; and to furnish a written accounting to Alliant as of each Valuation Date, as provided in Section 4.3;

      (g) if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy;

      (h) to furnish Alliant with such information for tax or other purposes which Alliant may reasonably request and which the Trustee may not unreasonably withhold;

      (i) to employ actuaries, accountants, advisors, agents, legal counsel (who, except following a Change of Control, may be legal counsel to Alliant and who are not in the Trustee's reasonable judgment deemed to have a conflict of interest), consultants, custodians, depositories, experts and other providers of services, to consult with them with respect to the implementation and construction of this Trust Agreement, the duties of the

               Trustee hereunder, the transactions contemplated by this Trust Agreement, or any act which the Trustee proposes to take or omit, and to reasonably rely upon the advice of and services performed by such persons, the reasonable expenses of which shall be charged to the Trust Fund unless otherwise paid by Alliant; to delegate discretionary powers to such persons and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing, and provided further that the Trustee may not delegate its responsibilities as to the management or control of the assets of the Trust Fund;

      (j) subject to Section 7, to make payments to Participants or Beneficiaries, including after a Change of Control, as provided in Section 6 hereof;

      (k) to determine whether Alliant (or any other participating Employer under the Plan) is Insolvent, and to hold assets of the Trust Fund for the benefit of General Creditors in the event of Insolvency, as provided in Section 7 hereof;

      (l) to perform all other acts which in the Trustee's judgment are appropriate for the proper protection, management, investment, and distribution of the Trust Fund, and to carry out the purposes of the Trust.


                                   SECTION 5

                                  INVESTMENTS

5.1. Generally. With respect to assets for which the Trustee has investment responsibility, the Trustee shall invest and reinvest the principal and income of the Trust as provided in this Trust Agreement, subject to the standard in
Section 4.4, and keep the Trust Fund invested, without distinction between principal and income, in accordance with the written investment guidelines mutually agreed upon by Alliant and the Trustee prior to a Change of Control, and provided to the Trustee by Alliant.

5.2. Investment Powers of Trustee. Except to the extent that authority with respect to the management of all or a portion of the Trust Fund has been allocated to others in accordance with this Trust Agreement, the Trustee shall have exclusive authority and discretion to manage and control the Trust Fund, subject only to the investment guidelines that are mutually agreed upon by the Trustee and Alliant from time to time. The authority to assume responsibility for investment of assets of the Trust Fund has been retained by the Committee prior to a Change of Control. The authority to hold assets of the Trust Fund may be allocated to one or more custodians or insurance companies but only in the sole discretion of the Trustee. Except as otherwise provided herein, the Trustee shall have, without exclusion, all powers conferred on trustees by applicable law and, without limiting the foregoing, shall have the following powers, rights, and duties in addition to those provided elsewhere in this Trust
Agreement:

      (a) to invest and reinvest in any property wherever situated, whether real, personal, mixed, foreign or domestic, including common and preferred stocks, bonds, notes, and debentures (including convertible stocks and securities), shares of registered investment companies (i.e., mutual funds, including mutual funds for which the Trustee or any affiliate of the Trustee serves as investment advisor, custodian or other service provider as disclosed in the current mutual fund prospectus to be provided to Alliant), leaseholds, mortgages (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposits, life insurance contracts, guaranteed investment contracts, and guaranteed annuity contracts, all regardless of diversification and without being limited to investments authorized by law for the investment of trust funds;

      (b) to invest and reinvest part or all of the Trust Fund in any deposit accounts, deposit administration fund maintained by a legal reserve life insurance company in accordance with an agreement between the Trustee and such insurance company, a group annuity contract or life insurance policies issued by such insurance company to the Trustee as contract holder, any interest bearing deposits held by any financial institution having total capital and surplus of at least Fifty Million Dollars ($50,000,000), investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, and any mutual, common, commingled or collective trust funds or pooled investment funds, and to diversify such investments so as to minimize the risk of losses;

      (c) to commingle assets of the Trust Fund, for investment purposes only, with assets of any common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee, or by any other institution and to make withdrawals therefrom; provided that to the extent that any part or all of the assets of the Trust Fund for which the Trustee has investment responsibility are invested in any such common, collective or commingled trust fund or pooled investment fund which is maintained by a bank or other institution (including a bank or trust company acting as Trustee), the provisions of the documents under which such common, collective or commingled trust fund or pooled investment fund are maintained shall govern any investment therein and provided further that prior to investing any portion of the Trust Fund for the first time in any such common, collective, or commingled trust fund, the Trustee shall advise Alliant of its intent to make such an investment and furnish to Alliant any information it may reasonably request with respect to such common, collective, or commingled trust fund (other than a trust fund established by Alliant), and provided further that the Trustee shall maintain separate records with respect to each other trust of such trust fund;

      (d) Unless the following powers have been retained by Alliant as evidenced in writing and except for any securities (including shares of mutual funds) affiliated with or serviced by the Trustee for which those powers are retained by Alliant, the Trustee shall have all the rights, powers, privileges and responsibilities of an owner of securities, including, without limiting the foregoing, the power to vote stock and other voting securities personally or by proxy (and to delegate the Trustee's powers and discretion with respect to such stock or other voting securities to such proxy), to exercise subscription, conversion and other rights and options (and make payments from the Trust Fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other plan or change affecting any property constituting a part of the Trust Fund (and in connection therewith to delegate the Trustee's discretionary powers and pay assessments, subscriptions and other charges from the Trust Fund), to hold or register any property from time to time in the Trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery; and to borrow from anyone, including itself (to the extent permitted by law), such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security); to participate in any plan or reorganization, consolidation, merger, combination, liquidation, or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract lease, mortgage, purchase, sale, or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto;

      (e) to retain in cash or other investments which are unproductive of income so much of the Trust Fund as it may deem advisable (e.g., Trust Fund assets pending investment or disbursement) which may include retention of Trust Fund assets in non-interest bearing accounts in any depository including the banking department of the Trustee or of any affiliate thereof, notwithstanding the banking department's or other entity's receipt of "float" from such uninvested cash; provided such depository must have total capital and surplus of at least Fifty Million Dollars ($50,000,000);

      (f) when directed by Alliant prior to a Change of Control, and subject to Section 4.4(g), to apply for, pay premiums on, and maintain in force individual, ordinary, variable, or universal life insurance policies on the lives of Participants, which policies may contain provisions which Alliant may approve or direct; to receive or acquire such policy or policies from Alliant, but the Trustee may purchase a life insurance policy from a person other than the insurer which issues a policy only if the Trustee pays, transfers, or otherwise exchanges an amount no more than the cash surrender value of the policy or policies, and the policy is not subject to a mortgage or similar lien which the Trustee would be required to assume; to have with respect to such policy or policies any rights, powers, options, privileges, and benefits usually comprised in the term "incidents of ownership" and normally vested in an owner of such policy or policies to be exercised only pursuant to the directions of Alliant prior to a Change of Control;

      (g)      to retain any property at any time received by it;

      (h) to sell, to exchange, to convey, to transfer, or to dispose of, and to grant options for the purchase or exchange with respect to, any property at any time held by it, by public or private sale, for cash or on credit or partly for cash and partly for credit;

      (i) to deposit any such property with any protective, reorganization, or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited;

      (j) to exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscription, and the payment of expenses, assessment or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire;

      (k)      to extend the time of payment of any obligation held in the Trust
               Fund;

      (l) to enter into standby agreements for future investment either with or without a standby fee;

      (m) to acquire, renew, or extend, or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any indebtedness or mortgage or to any other modification or change in the terms of any indebtedness or mortgage, or of any guarantee thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of any covenant or condition of any indebtedness or mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such indebtedness or mortgage or guarantee;

      (n) to make, execute, and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgage, conveyance, contracts, waivers, releases, or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

      (o) to organize under the laws of any state one or more corporations, partnerships, or trusts for the purpose of acquiring and holding title to any property that it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement;

      (p) notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code;

      (q) generally to do all acts, whether or not expressly authorized, that the Trustee deems necessary or desirable for the protection of the Trust Fund, and to carry out the purposes of the Trust; and

      (r) to the fullest extent permitted by law, the Trustee is expressly authorized to (i) retain the services of U.S. Bancorp Piper Jaffray Inc. and/or U.S. Bancorp Investments, Inc., each being affiliates of U.S. Bank National Association, and/or any other registered broker-dealer organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively for the purposes of this paragraph referred to as the "Affiliated Entities"), to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust Fund, (ii) acquire as assets of the Trust Fund shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and (iii) acquire in the Trust Fund any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions. The Trust Fund may directly or indirectly (through mutual funds fees and charges for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust Fund and/or such mutual funds at such Affiliated Entities' standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee. The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust Fund even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction. Each of the Affiliated Entities is authorized to (i) effect transactions on national securities exchanges for the Trust Fund as directed by the Trustee, and (ii) retain any transactional fees related thereto, consistent with
               Section 11(a)(1) of the Securities Exchange Act of 1934, as amended, and related Rule 11a2-2(T). Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account. In the event the Trustee is directed by Alliant or any designated investment manager, as applicable hereunder (collectively referred to for purposes of this paragraph as the "Directing Party"), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

5.3. Investment Managers. Alliant may appoint one or more Investment Managers to direct the investment of any part or all of the assets of the Trust Fund by the Trustee. Appointment of an Investment Manager shall be made by written agreement between Alliant and the Investment Manager. The Trustee shall receive a copy of each such agreement and all amendments, modifications, and terminations thereof and shall give written acknowledgment of receipt of same. Until receipt of a copy of each such amendment, modification, or termination, the Trustee shall be fully protected in assuming the continuing authority of such Investment Manager under the terms of the original agreement with Alliant. The agreement between Alliant and the Investment Manager shall specify those powers, rights, and duties of the Trustee under this Trust that are allocated to the Investment Manager(s) and the portion of the assets of the Trust Fund subject to the Investment Manager(s). The Trustee shall have custody of the assets comprising the portion of the Trust Fund with respect to which the investment manager has investment authority. After such written agreement has been so executed between Alliant and the Investment Manager(s) the Trustee shall have no obligation or responsibility for those investment duties and powers which are allocated to an Investment Manager. One of those powers is voting proxies; however, the Investment Manager will not have that power if the agreement described herein expressly precludes the Investment Manager from voting proxies (and the Trustee shall have the power subject to the powers retained by Alliant). An Investment Manager so appointed pursuant to this
Section 5.3 shall be (i) a registered investment adviser under the Investment Advisers Act of 1940, (ii) if not registered as an investment adviser under such Act because of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the State (referred to in such paragraph
(1)) in which it maintains its principal office and place of business and satisfied any applicable filing requirements, (iii) a bank, as defined in said Act, or (iv) an insurance company qualified to manage, acquire and dispose of the assets of the Plan under the laws of more than one State of the United States. Any such Investment Manager shall acknowledge to Alliant in writing that it accepts such appointment. The Trustee shall not be liable for any loss or diminution of any assets managed by an Investment Manager, including without limitation any loss or diminution caused by any action or inaction taken or omitted by it at the direction of an Investment Manager. In addition, the Trustee shall not be liable for the diversification of any assets managed by Investment Managers of Alliant, each of which shall be solely the responsibility of Alliant. An Investment Manager may resign at any time upon written notice to the Trustee and Alliant. Alliant may remove an Investment Manager at any time by written notice to the Investment Manager and the Trustee.

Alliant may, prior to a Change of Control, by written notice to the Trustee assume investment responsibility for any portion or all of the Trust assets.
The Trustee shall have no responsibility or liability for the investment of such assets for which Alliant has assumed such investment responsibility except to act with respect to such assets as directed by Alliant.

5.4. Single Fund. All assets of the Trust Fund and of each investment fund, and the income thereon, shall be held and invested as a single fund and the Trustee shall not make any separate investment of the Trust Fund, or make any separate investment fund, for the account of any Participant or other General Creditors prior to receipt of directions to make payments to such Participant or other General Creditors in accordance with Section 6 or Section 7. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants.


                                   SECTION 6

                            PAYMENTS FROM THE TRUST

6.1. Obligation of Trustee to Make Payments to Participants. The Trustee's obligation to distribute to any Participant or Beneficiary out of the assets of the Trust Fund shall be limited to payment at such times and in such amounts as are properly in conformance with the provisions of Section 6.3. Payments to Participants or their Beneficiaries pursuant to this Section 6 shall be made by the Trustee to the extent that funds in the Trust Fund are sufficient for such purpose and shall at all times be subject to the provisions of Section 7. In the event Alliant determines that it will pay benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plan, Alliant shall notify the Trustee of its decision prior to the time amounts are payable to Participants or their Beneficiaries.

6.2. Obligation of Alliant to Make Payments to Participants. Notwithstanding anything in the Trust Agreement to the contrary, Alliant shall have the obligation for the payment of any benefits payable under the Plan. Distributions to Participants or their Beneficiaries from the Trust Fund shall discharge, reduce, and offset the obligation of Alliant to pay benefits payable to or on behalf of the Participant, to the extent of the distributions, with respect to the Plan. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Alliant shall arrange to make the balance of each such payment as it falls due. The Trustee shall notify Alliant when principal and earnings are not sufficient.

6.3. Authorization for Distributions. Distributions which shall be made from the Trust Fund to pay benefits in accordance with the Plan shall be initiated by written direction to the Trustee from Alliant, which direction shall indicate the amount payable in respect of a Plan Participant (and his or her Beneficiary), the form in which such amount is to be paid (or provided for or available under the Plan) or manner in which distribution is to be made and reported, and the time of commencement of payment of such amount, including any federal, state, or local income taxes to be withheld, and the Trustee shall make or commence the directed distributions after receipt of such written direction. The determination of whether a Plan Participant or his or her Beneficiary is eligible to receive benefits under the Plan shall be made by Alliant or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

6.4. Insufficient Trust Fund Assets. If Alliant determines that the Trust Fund does not have sufficient funds to provide for the payment of all amounts otherwise payable to Participants (or their Beneficiaries) from the Trust under the Plan, it shall notify the Trustee of the amount of the deficiency, and, within forty-five (45) days of such notice, Alliant shall deposit in trust with the Trustee the additional amounts needed to make such payments. Upon receipt of such amounts by the Trustee from Alliant, proceeds shall first be used by the Trustee to pay any benefits previously due and remaining unpaid, in the order in which they were due, pursuant to instructions from Alliant.

6.5. Payment to Alliant. Subject to Section 7 and this Section 6.5, Alliant shall have no right or power to direct the Trustee to return to Alliant or to divert to others any of the Trust Fund until payment of all benefits has been made to all Participants (or their Beneficiaries) pursuant to the terms of the Plan. Unless otherwise prohibited by the requirements applicable with respect to grantor trusts, and subject to Section 7:

      (a) upon receipt of written certification from Alliant (or, after a Change in Control, from the independent public accountants for Alliant) that Trust assets exceed 110% of total Plan benefits, the Trustee shall distribute such excess to Alliant, and

      (b) upon receipt of written certification from Alliant (or, after a Change in Control, from the independent public accountants for Alliant) that all obligations of Alliant to Participants with respect to the Plan have been satisfied pursuant to the terms of the Plan, and if the Trust Fund shall have any assets remaining, the Trustee shall distribute such remaining assets of the Trust Fund to Alliant, subject to the Trustee's right to retain an amount for compensation and expenses as provided in Section 10.7.

Once payment of all benefits has been made to all Participants (or their Beneficiaries) pursuant to the terms of the Plan and the balance of the Trust Fund distributed to Alliant, the Trust shall terminate as provided in Section 9.2.

6.6. Withholding of Taxes. Any amount paid to a Participant or Beneficiary by the Trustee in accordance with this Section 6 shall be reduced by the amount of taxes required to be withheld, and the Trustee shall inform Alliant of all amounts so withheld. For such payments, the Trustee shall have full responsibility for the payment of all withholding taxes to the appropriate taxing authorities. Each Participant shall be furnished with the appropriate tax information form evidencing payments under the Trust and the amount(s) thereof.


                                   SECTION 7

                    PAYMENTS ON INSOLVENCY OF THE EMPLOYERS

7.1. No Security Interest. No Participant shall have any claim on or beneficial ownership interest in the Trust Fund before such assets are paid to the Participant, except as a general unsecured creditor of the Employers. The Employers shall not create a security interest in the Trust Fund in favor of any Participant or any other General Creditor. At all times during the continuance of this Trust as provided in this Section 7 hereof, the principal and income of the Trust Fund shall be subject to the claims of General Creditors under federal and state law. If at any time the Trustee has received notice as provided below that the Employers are Insolvent, the Trustee shall discontinue payments to Participants and Beneficiaries, and shall hold assets of the Trust Fund for the benefit of the General Creditors of the Employers, pursuant to the provisions of
Section 7.3, with no preference whatsoever given claims of employees over claims of other general unsecured creditors of the Employers.

7.2. Determination of Insolvency. Notwithstanding any other provisions of this Trust Agreement, the following provisions shall apply:

      (a) The Board of Directors and the Chief Executive Officer of Alliant shall have the duty and responsibility to notify the Trustee promptly in writing that the Employers are Insolvent, and the Trustee shall be entitled to conclusively rely upon written certifications of the Board of Directors or the Chief Executive Officer of Alliant when determining whether the Employers are Insolvent.

      (b) If the Trustee has actual knowledge that the Employers are Insolvent or has determined that the Employers are Insolvent, the Trustee shall act in accordance with Section 7.3 hereof.

      (c) Unless the Trustee receives written notice from the Board of Directors or the Chief Executive Officer of Alliant that the Employers are Insolvent or from a person claiming to be a creditor and claiming that the Employers are Insolvent, the Trustee shall have no duty to inquire whether the Employers are Insolvent. If the Trustee receives a written allegation from a person claiming to be a creditor that the Employers are Insolvent, the Trustee shall request that the independent public accountants for Alliant determine whether the Employers are Insolvent, and shall suspend benefit payments pending such determination. If the independent public accountants for Alliant advise the Trustee that the Employers are not Insolvent, it shall resume payments in accordance with this Trust Agreement. If the Trustee receives notice of the Insolvency of the Employers pursuant to this Section 7.2(c), it shall act in accordance with this Section and Section 7.3 hereof.

7.3. Payments When the Employers are Insolvent. Notwithstanding any other provision of this Trust Agreement to the contrary, if the Trustee has actual knowledge or has made a determination as described in Section 7.2(b), has been advised pursuant to Section 7.2(c), or receives actual notice described in
Section 7.2(a) that the Employers are Insolvent:

      (a) by reason of Section 1.10(b), the Trustee shall suspend payments to Participants and shall notify Participants of the suspension, and shall hold the Trust Fund for the benefit of the General Creditors, and shall pay and deliver the entire amount of the Trust Fund only as a court competent jurisdiction, or duly appointed receiver or other person authorized to act by such court, may order or direct to make the Trust Fund available to satisfy the claims of the General Creditors (payments to Participants in accordance with the terms of the Plan may be resumed only pursuant to Section 7.4 hereof); or

      (b) by reason of Section 1.10(a), the Trustee shall suspend payments to Participants and shall notify Participants of the suspension, and shall (i) hold the Trust Fund for the benefit of General Creditors or (ii) pay over all or a portion of the Trust Fund to General Creditors if directed by Alliant or an appropriate judicial forum.

Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general unsecured creditors of the Employers with respect to benefits due under the Plan, or otherwise. If the entire amount of the Trust Fund is distributed pursuant to this Section 7.3, the Trust shall terminate as provided in Section 9.2.

7.4. Resumption of Duties after Insolvency. In the absence of notice of a court order to the contrary, the Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with this Trust Agreement within thirty (30) days of the Trustee's receipt of a determination from the independent public accounting firm for Alliant that the Employers are not Insolvent or are no longer Insolvent.

      (a) Trust Recovery of Payments to Creditors. In the event that amounts are paid from the Trust Fund to General Creditors, then as soon as practicable after the Employers are no longer Insolvent, the Employers shall deposit into the Trust Fund a sum equal to the Funding Amount, determined as of the date the Employers are no longer Insolvent, which date shall be a Valuation Date. Alliant (or, after a Change of Control, Alliant's independent public accountants) shall provide the Trustee with written certification of such Funding Amount. If the Funding Amount is not paid by the Employers within ninety (90) days of the Trustee's receipt of such notice, the Trustee shall demand payment and commence legal action to compel payment to the Trustee if the Trustee so determines such action to be necessary or appropriate.

      (b) Determination of Payment Amount; Resumption of Payments. Provided that there are sufficient assets of the Trust Fund, if Trustee discontinues the payment of benefits from the Trust pursuant to
               Section 7.3 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Plan for the period of such discontinuance, as determined by Alliant, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Employers in lieu of the payments provided for hereunder during any such period of discontinuance. If the Trustee suspends a payment to a Participant or a Participant's Beneficiary under this Section 7 and subsequently makes such payment, the payment shall include interest at the rate of interest per annum equal to the 1 year Treasury Note rate as of the immediately preceding March 31 for each day from the date of suspension to the date of payment, as calculated by Alliant.


                                   SECTION 8

                       RESIGNATION OR REMOVAL OF TRUSTEE

8.1. Resignation or Removal of Trustee. The Trustee may resign for any reason or for no reason and at any time by giving thirty (30) days prior written notice to the Committee (or such shorter notice as may be agreed to by the Committee and the Trustee). Subject to Section 8.2(b) hereof, the Board of Directors may remove the Trustee for any reason or for no reason and at any time by giving thirty (30) days prior written notice to the Trustee (or such shorter notice as may be agreed to by the Board of Directors and the Trustee).

8.2. Successor Trustee. In the event of the resignation or removal of a Trustee, a successor Trustee shall be appointed by the effective date of such resignation or removal. The Board of Directors shall give notice of any such appointment to the retiring Trustee and the successor Trustee. A successor Trustee shall be appointed in accordance with the following provisions:

      (a) At any time prior to a Change of Control, a successor Trustee shall be appointed by the Board of Directors. If a Trustee should resign or be removed, and the Board of Directors does not notify the Trustee of the appointment of a successor Trustee within forty-five (45) days of the notice of the Trustee's resignation or removal, then the Board of Directors shall be deemed to have appointed Alliant's Chief Executive Officer, Chief Financial Officer and Vice President Human Resources as successor Trustees.

      (b) After the occurrence of a Change of Control, the Trustee who is the Trustee on the date of the Change of Control may not be removed by the Board of Directors for three (3) years from the date of the Change of Control. If a Trustee determines to resign within three (3) years from the date of a Change of Control, the Trustee shall, prior to the effective date of such resignation, apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

      (c) Notwithstanding Section 8.1, no resignation by or removal of the Trustee shall be effective prior to the effective date of the appointment of a successor Trustee by Alliant or a court of competent jurisdiction.

8.3. Duties of Retiring and Successor Trustees. In the event of the resignation or removal of a Trustee, the retiring Trustee shall within sixty (60) days after the effective date of resignation or removal furnish to the successor Trustee and the Board of Directors a final accounting of its administration of the Trust. A successor Trustee shall succeed to the right and title of the predecessor Trustee in the assets of the Trust Fund and the retiring Trustee shall deliver the property comprising the assets of the Trust Fund (less any unpaid fees and expenses of the retiring Trustee) to the successor Trustee, together with any instruments of transfer, conveyance, assignment and further assurance as the successor Trustee may reasonably require. All of the provisions of the Trust Agreement set forth herein with respect to the Trustee shall relate to each successor Trustee with the same force and effect as if such successor Trustee had been originally named as the Trustee hereunder. Unless otherwise required by law, the successor Trustee shall not be required to examine the accounts, records, or acts of the prior Trustee. In no event shall the successor Trustee be liable to Alliant for the acts or omissions to act by its predecessors.


                                   SECTION 9

                      AMENDMENT AND TERMINATION OF TRUST

9.1. Amendment. Except as otherwise provided in Section 2.3 of this Trust Agreement and except any amendment that would cause the loss of the status of the Trust as a grantor trust, the Trust Agreement may be amended (but may not be revoked unless all of the obligations of Alliant with respect to the Plan have been satisfied) by a written instrument executed by the Trustee and Alliant, which amendment shall include the effective date of such amendment. Any amendment of the Trust Agreement may be made: (a) prior to a Change of Control, without limitation and in any manner and effective as of any date, including a retroactive effective date if accompanied by the written certification that no Change of Control has occurred, or (b) after a Change of Control, only if a period of three (3) years has elapsed since the Change of Control, and either
(i) such amendment is accompanied by the specific written consent to the amendment by the Participants whose accounts under the Plan, computed by the independent public accountants for Alliant as of the effective date of such amendment, represent at least fifty-one percent (51%) of the total of all accounts under the Plan, or (ii) such amendment is accompanied by the opinion of legal counsel satisfactory to the Trustee that the amendment is necessary for the purpose of conforming the Trust Agreement to any present or future federal or state law (including revenue laws) relating to trusts of this or similar nature, as such laws may be amended from time to time, and a certification that a copy of such notice and opinion of counsel has been delivered to each Plan Participant. However, no amendment shall conflict with the terms of the Plan or operate to reduce the Funding Amount. No amendment shall operate to change the duties and liabilities of the Trustee without its consent or make the Trust Agreement revocable unless Alliant has satisfied all obligations it may have with respect to the Plan on the date of such amendment. Alliant and the Trustee shall execute such amendments of the Trust Agreement as shall be necessary to give effect to any amendment made in accordance with this section.

9.2. Termination. After all assets of the Trust Fund have been distributed by the Trustee either to the Participants or their Beneficiaries in accordance with the terms of the Plan and Section 6 or pursuant to the provisions of Section 7, the Trustee shall render an accounting, which shall be the final accounting, in the manner provided for in Section 4.3. Upon acceptance of the accounting by Alliant or a court of competent jurisdiction pursuant to
Section 7, and after deduction of such reasonable amount for compensation and expenses as provided for in Section 10.7, the assets remaining in the Trust Fund, if any, shall be returned to Alliant in the manner provided in Section 6.5, and the Trust shall terminate thereupon. The Trust and all the right, titles, powers, duties, discretions and immunities imposed on or reserved to the Trustee and Alliant, shall continue in effect until all assets of the Trust Fund have been distributed as provided herein.


                                  SECTION 10

                              GENERAL PROVISIONS

10.1. Coordination with Plan. The responsibilities of the Trustee shall be governed solely by the terms of this Trust Agreement. The Trustee shall discharge its duties and responsibilities in accordance with its rules and procedures. Alliant shall discharge its responsibilities and duties under the Trust Agreement in accordance with the Trust Agreement and shall have the exclusive authority, which may not be delegated, to:

      (a)      amend this Trust Agreement and to terminate the Trust;

      (b) appoint or remove a Trustee or accept the resignation of a Trustee; and

      (c)      appoint or remove an Investment Manager.

10.2 Litigation. In any action or proceeding regarding the Trust, Alliant, any assets of the Trust Fund, or the administration of the Trust Agreement, any creditors who are not parties to such action or proceedings and any other persons having or claiming to have a beneficial interest in the Trust shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have a beneficial interest in the Trust. Acceptance by a creditor of assets of the Trust Fund shall constitute a release of an equal amount of any obligations of Alliant to such creditor.

10.3. Trustees Action Conclusive. Subject to applicable law, the Trustees reasonable exercise or non-exercise of its powers and discretion in good faith shall be conclusive on all persons. No one other than Alliant shall be obliged to see to the application of any money paid or property delivered to the Trustee. The certificate of the Trustee that it is acting according to this Trust Agreement will protect all persons dealing with the Trustee.

10.4. No Guarantee or Responsibility. Notwithstanding any other provision of this Trust Agreement to the contrary, the Trustee does not guarantee payment of any amount which may become due and payable to a Participant or a Beneficiary. Except as required by applicable law, the Trustee shall have no responsibility for the disclosure to Participants regarding the terms of the Plan or of this Trust Agreement, or for the validity thereof. The Trustee shall not be responsible for administrative functions under the Plan and shall have only such responsibilities under this Trust Agreement as specifically set forth herein. The Trustee will be under no liability or obligation to anyone with respect to any failure on the part of Alliant, the Plan, or the independent public accounting firm for Alliant, an Investment Manager, or a Participant to perform any of their respective obligations under the Plan or this Trust Agreement. The Trustee shall be protected in relying upon any notice or direction provided to it from Alliant in connection with the Trustees duties hereunder which the Trustee in good faith believes to be genuine, and executed and delivered in accordance with this Trust Agreement. Nothing in this Trust Agreement shall be construed as requiring the Trustee to make any payment in excess of the amounts held in the Trust Fund at the time of such payment or otherwise to risk or expend its own funds.

10.5. Liabilities Mutually Exclusive. Each of the Trustee and Alliant shall be responsible only for its own acts or omissions.

10.6. Indemnification. If the Trustee undertakes or defends any litigation with a third party arising in connection with the Trust, Alliant agrees to indemnify to the extent permitted by law the Trustee and hold it harmless against Trustees costs, expenses and liabilities (including, without limitations, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, provided that the Trustee did not act dishonestly, or in willful or negligent violation of the law, or in bad faith in the performance of its responsibilities hereunder pursuant to which such liability, cost or expense arose, and provided further that Alliant receives notice of any such litigation and been given the opportunity to defend or respond to such litigation. If Alliant does not pay such costs, expenses and liabilities in a reasonably timely manner, and it has received notice of such litigation as provided in the preceding sentence, then the Trustee may obtain payment from the Trust. Furthermore, Alliant agrees to indemnify the Trustee and hold it harmless from and against all claims, liabilities, losses, costs and expenses (including, without limitation, attorneys fees and expenses) that may be imposed on, incurred by or asserted against the Trustee by reason of the Trustee taking or refraining from taking any action in connection with this Trust Agreement or the Trust Fund, whether the Trustee is a party to a legal proceeding or otherwise, provided that the Trustee did not act dishonestly or in a willful or negligent violation of its duties under this Trust Agreement or of any law or regulation (as found by a final judgment of a court of competent jurisdiction). This Section 10.6 shall survive the termination of the Trust.

10.7. Expenses and Compensation. The Trustee shall be paid compensation by Alliant in an amount agreed to by Alliant and the Trustee. The Trustee shall be reimbursed by Alliant for reasonable and necessary expenses incurred by it in the management and administration of this Trust Agreement; and if the Trustee is not timely reimbursed with respect to amounts due pursuant to this Section 10.7, the Trustee may charge such amounts against the Trust Fund. Any compensation or expenses so agreed upon or otherwise payable not paid by Alliant on a timely basis may be charged to the Trust Fund no more frequently than quarterly upon notice to Alliant.

10.8. Notice. Any notice to the Trustee or to Alliant required or permitted under this Trust Agreement shall be duly and properly given and delivered if sent by certified United States mail, return receipt requested, to the Trustee at:

                        U.S. Bank National Association
                       Institutional Financial Services
                            601 Second Avenue South
                         Minneapolis, Minnesota 55402

       Re:  Alliant Techsystems Inc. Management Deferred Compensation Plan

and to Alliant at:

                           Alliant Techsystems Inc.
                    Attn: Pension and Retirement Committee
                                   MN11-1030
                             600 Second Street NE
                         Hopkins, Minnesota 55343-8384

or to such other address as the Trustee or Alliant may specify by written notice to the other.

10.9. Anti-Assignment Clause. Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

10.10. True and Correct Document. Any persons dealing with the Trustee may rely upon a copy of this Trust Agreement and any amendments thereto certified to be true and correct by the Trustee.

10.11. Waiver of Notice. Any notice required under this Trust Agreement may be waived by the person entitled to such notice.

10.12. Counterparts. This Trust Agreement may be executed in two or more counterparts, any one of which will be an original without reference to the others.

10.13. Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.

10.14. Successors. This Trust Agreement shall be binding on all persons entitled to payments hereunder and their respective heirs and legal representatives, and on Alliant, the Trustee, and their respective successors.

10.15. Severability. If any provision of this Trust Agreement is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Trust Agreement which shall be construed and enforced as if such illegal or invalid provisions had never been inserted herein.

10.16. Applicable Law. To the extent not preempted by the laws of the United States, the Trust shall be governed by the laws of the State of Minnesota and the Trust Agreement shall be operated and construed in accordance with such laws.

       IN WITNESS WHEREOF, Alliant Techsystems Inc. and the Trustee have caused this Trust Agreement to be signed by their duly authorized representatives, and have caused their respective seals to be hereunto affixed, as of the day and year first above written.

                                        ALLIANT TECHSYSTEMS INC.


                                        By __________________________________

                                           Its ______________________________


                                        U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                        By __________________________________

                                           Its ______________________________